Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-37261 of Southern Union Company on Form S-8 of our report dated June 21, 2006, with respect to the statement of net assets available for benefits of the Southern Union Savings Plan as of December 31, 2005, which appears in the December 31, 2006 annual report on Form 11-K of the Southern Union Savings Plan.

/s/ Parente Randolph, LLC
Wilkes-Barre, Pennsylvania
June 27, 2007